ASSET PURCHASE AGREEMENT
                            ------------------------

         THIS AGREEMENT is made by and between CAR-BON, INC., a Massachusetts corporation, d/b/a Whaling City Iron Co., having an office at 13 Logan Street, New Bedford, Massachusetts (hereinafter referred to as "Seller"), J.M. AHLE CO., INC., a New Jersey corporation having an office at The Woods, 994 Old Eagle School Road, Suite 1000, Wayne, Pennsylvania (hereinafter referred to as the "Buyer"), and Burton F. Abel of 627 High Street, Westwood, Massachusetts, ("Abel").

                                   WITNESSETH

         WHEREAS, Seller is the owner and operator of a metal product business located at 13 Logan Street, New Bedford, Massachusetts (the "Business");

         WHEREAS, Seller desires to sell to Buyer and Buyer desires to purchase from Seller substantially all of the assets of the Business, including, the equipment, fixtures, inventory, accounts receivable, goodwill and other assets of the Business pursuant to the terms of this Agreement;

         WHEREAS, in the event the Buyer purchases those assets of the Seller referred to above, Abel shall execute an Agreement Not To Compete with the Seller, for a period of five (5) years and not within a one hundred (100) mile radius of the City of New Bedford, Massachusetts.

         NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, the parties hereto agree as follows:

         1. Assets. Subject to the terms and conditions set forth in this Agreement, the Seller agrees to and does hereby sell, convey, transfer, assign and deliver to the Buyer, and the Buyer agrees to and does hereby purchase from the Seller, all of the assets of the Seller used in the conduct and operation of its Business (hereinafter referred to as the "Assets"), which Assets shall include, but not limited to, the following items:

                  1.1 The vehicles, machinery, equipment, tools, office furniture, fixtures and other personal property owned by Seller and used by Seller in connection with the operation of Seller's business as set forth in Exhibit "A" attached hereto (hereinafter collectively referred to as the "Equipment") for One Hundred Thirty-four Thousand Nine Hundred ($134,900.00) Dollars, as provided in said Exhibit "A";

                  1.2 All inventories of raw materials, work in process, finished goods and other goods and supplies held for sale to customers in its ordinary course of business as exist on the date of the Closing (hereinafter collectively referred to as the "Inventory"); Inventory will be valued at current market prices at the time of Closing. Any Inventory for which there is, based on historical usage, more than a one (1) year supply on hand, will be paid for by Buyer as used;
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                  1.3 All licenses  and permits  owned by the Seller and used in the Business as and to the extent the same may be transferred by the Seller to the Buyer (the "Permits");

                  1.4 All telephone numbers, all names, trademarks, tradenames, logos and service marks now or formerly used by the Seller in connection with the Business, or any aspect thereof, including without limitation, "Whaling City Iron" and "Car-Bon", all web pages and web addresses, domain names, logo designs and the goodwill of the Business (collectively, the "Intangible Property").

                  1.5  All customer and vendor lists of Seller's Business.

                  1.6 All supplies including shipping and packing and all office stationary, forms and related supplies (the "Supplies"). Additionally, Buyer will obtain all outstanding customer quotations and proposals, unfilled and open customer orders, accounting and computer files, and general business records. Buyer will assume responsibility for all outstanding customer quotations and proposals and all unfilled and open customer orders.

                  1.7 Accounts receivable with collectability guaranteed by Seller. Accounts receivable in litigation, in dispute, or where there is a low probability of collection will not be purchased. Accounts receivable will be based on their book value at Closing calculated in accordance with generally accepted accounting principals (GAAP), and will increase or decrease over the amount allocated to accounts receivable as set forth in Exhibit "B" attached hereto. Ninety (90) day plus day receivables, plus retainage, will be paid by Buyer as monies are collected from customers.

         The Assets do not include (i) any cash, cash equivalents, bank accounts and deposits, prepaid expenses, and (ii) accounts receivable of Seller in litigation, in dispute, or where there is a low probability of collection.

         2. Purchase Price: The purchase price (the "Purchase Price") to be paid by the Buyer to the Seller for the Assets shall be the sum of Seven Hundred Eighty-nine Thousand Nine Hundred ($789,900.00) Dollars, and the purchase price to be paid by the Buyer to Burton F. Abel for his Agreement Not To Compete shall be the sum of Fifteen Thousand ($15,000.00) Dollars, to be paid as follows:

                  2.1 Upon the execution of this Agreement, Buyer shall make a deposit of Seventy-five Thousand ($75,000.00) Dollars, to the Seller, toward the purchase price to be held by Seller's attorney who shall account for the same at the time of Closing. The deposit shall be held by Seller's attorney in his attorney escrow account and shall only be disbursed upon the joint written instructions of Seller and Buyer delivered to Seller's attorney. The amount of Two Hundred Thousand ($200,000.00) Dollars is to be paid to the Seller by the delivery of Buyer's subordinated promissory note (the "Note"). The principal shall be payable in five (5) equal annual installments commencing on the first anniversary of the Closing. The Note will bear interest on the unpaid principal balance outstanding thereunder at the rate of five (5%) percent per annum, with interest paid semiannually. Principal and interest, if not sooner paid, shall be due and payable on the first day of the sixtieth (60) month next following the date of Closing. The Note may be prepaid at any time, in whole or in part,



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
without penalty. The Note will be guaranteed by Moro Corporation, a Pennsylvania corporation, doing business at The Woods, 994 Old Eagle School Road, Suite 1000, Wayne, Pennsylvania, the sole shareholder of Buyer, as well as by JAD Associates, LLC, a Pennsylvania limited liability corporation, doing business at The Woods, 994 Old Eagle School Road, Suite 1000, Wayne, Pennsylvania, purchaser of 13 Logan Street, New Bedford, Massachusetts;

                  2.2 An amount equal to the Inventory for which there is based on historical usage, more than one (1) year supply on hand, shall be credited towards the Purchase Price.

                  2.3 An amount equal to all accounts receivable that are more than ninety (90) days old and all retainage and the deposit held in escrow shall be credited towards the Purchase Price.

                  2.4 The balance of the Purchase Price to the Seller shall be paid in cash or by certified, cashiers, treasurers or bank check drawn at a Pennsylvania financial institution which is insured by the Federal Deposit Insurance Corporation at the Closing (as that term is hereinafter defined) or by wire transfer to Seller's bank account;

                  2.5 The payment to Abel for his covenant not to compete shall be paid in three (3) annual installments commencing on the first anniversary of the Closing, in cash or by check drawn at a Pennsylvania or Massachusetts financial institution which is insured by the Federal Deposit Insurance Corporation;

                  2.6 The allocation of the Purchase Price of the Assets being purchased from the Seller shall be as set forth on Exhibit "B" attached hereto and incorporated herein by reference:

                  2.7 The Purchase Price shall be adjusted on the date of Closing to reflect any increase or decrease in the Seller's accounts receivable and inventory from the value allocated to accounts receivable and Inventory set forth on Exhibit "B" attached hereto.

                  2.8 The purchase price shall be further adjusted on the day of Closing in the form of a credit to Buyer for the accounts payable and other accrued liabilities to be assumed by the Buyer. Accounts payable will be based on their book value at Closing calculated in accordance with generally accepted accounting principals (GAAP) and will increase or decrease over the amount allocated to accounts payable as set forth in Exhibit "B" attached hereto.

                  2.9 Within sixty (60) days after the Closing, Seller shall cause its Accountants to deliver a balance sheet of Seller as of the Closing date and a computation of the Purchase Price as of such date for review by Buyer's Accountants. It is understood and agreed that the adjustments may be up or down. The parties will, within thirty (30) days, agree on the calculations of the final Purchase Price and adjust the difference between the Final Purchase Price and the Estimated Purchase Price as follows: a. If the Final Purchase Price is higher than the Estimated Purchase Price, the Buyer shall forthwith pay said difference in cash or by check to the Seller, drawn at a Pennsylvania or Massachusetts financial institution which is insured by the Federal Deposit Insurance Corporation; or b. If the Final Purchase Price is lower than the

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

Estimated Purchase Price, the Seller shall forthwith credit the Buyer with the difference as a payment by Buyer on the 90-day plus receivables and retainage to be collected by Buyer from customers, and if such shall be insufficient, then the further difference shall be deducted as a partial payment on the promissory note (the "Note") referred to in Section 2.1. and shall deduct said partial payment from the then payment of principal due on the Note.

         3. Closing: The sale and transfer of the Assets by the Seller to the Buyer will take place at the offices of Lurio & Associates, P.C., 2005 Marhet Street, Philadelphia, Pennsylvania at 10:00 a.m. on April 1, 2004, or at such other time and place as the parties may agree to in writing (the "Closing"). If the Closing takes place at a location other than New Bedford or Dartmouth, Massachusetts, the Buyer and Seller agree that all executed documents necessary to carry out the terms of this Agreement and which are due at the Closing, will be executed and delivered to the Attorney representing the other party who shall hold the same in escrow pending the Closing via telephone, facsimile, etc. as agreed upon by the parties Attorneys. At the Closing the Seller shall deliver to the Buyer the documents, instruments, certificates and agreements set forth in Paragraph 8 hereof including, but not limited to, such bills of sale and other sufficient instruments of transfer and conveyance as shall be effective to vest in the Buyer a good marketable title to the Assets and business to be sold as provided in this Agreement. It is agreed that time is of the essence of this Agreement. At the Closing, the Assets shall be conveyed and delivered to Buyer free and clear of all liens, security interests, claims, pledges, charges, agreements, or any other adverse claims whatsoever.

         4. Representations and Warranties of the Seller: In order to induce the Buyer to enter into this Agreement and in consideration of the agreement by the Buyer to pay the Purchase Price, Seller and Abel, jointly and severally, warrants and represents that:

                  4.1 Seller is a corporation duly organized, validly existing and in good standing under the laws of Massachusetts with full corporate power and authority to own its properties and to carry on its business as now owned and carried on by it.

                  4.2 Seller has all requisite power and authority to enter into this Agreement and perform the obligations to be performed by the Seller hereunder. This Agreement has been duly authorized, executed and delivered and constitutes the valid and binding obligation of the Seller.

                  4.3 Seller has filed all federal, state and local tax returns required by law and has paid all taxes, assessments, and penalties due any payable.

                  4.4(a) Seller has good and marketable title to the Assets. All of the Assets are free and clear of restrictions on or conditions to transfer or assignment, and free and clear of mortgages, liens, pledges, charges, encumbrances or claims.

                  (b) To enable Seller to make conveyance as herein provided, the Seller may, on the date of Closing, use the purchase money or any potion thereof to clear the title to the Assets of any or all encumbrances or interests.

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

                  4.5 The Seller shall deliver at the Closing such instruments and documents as are necessary to satisfy the conditions precedent to the obligations of the Buyer set forth in Paragraph 6 hereof.

                  4.6 There is no suit, action, proceeding, claim or investigation pending before any court or any governmental or administrative agency or department, or to the knowledge of Seller threatened against or affecting the Seller which, if adversely determined, might materially and adversely affect the Assets; nor is there any judgment, decree, injunction, or order of any court, governmental or administrative department, commission, agency, instrumentality, or arbitrator outstanding against the Seller having any such effect, or which insofar as can be foreseen, may have such effect.

                  4.7 The Seller has complied with, and is not in violation of, applicable foreign, federal, state, or local statutes, laws and regulations (including without limitation, any applicable building, zoning, or other law, ordinance, of regulation or any occupational safety and health laws) affecting the Seller's Assets or the operation of the Seller's business.

                  4.8 From and after the date of the execution of this Agreement, Seller shall provide to Buyer and Buyer's accountants, attorneys and other representatives copies of agreed upon financial and tax records of the Seller for the purpose of assisting in Buyer's pre-Closing due diligence.

                  4.9 Conflicts with Instruments. Neither the execution or delivery of this Agreement by Seller or Abel, or the consummation of the transactions contemplated by this Agreement by Seller or Abel, nor the compliance with the terms of this Agreement by Seller or Abel will except for consents or waivers required under certain agreements, leases, or other instruments or documents which are specifically set forth in Schedule 4.9 attached hereto, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under or result in the termination, give others a right of termination, acceleration or cancellation of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of Seller, or result in being declared void, voidable or without further binding effect any of the terms, conditions or provisions of any material lease, material agreement or other material instrument or commitment or obligation to which Seller 'is a party, or by which its properties may be bound or affected.

                  4.10. Financial Statements. Seller has delivered to Buyer its compiled financial statements as of and for the years ended September 30, 2001, September 30, 2002, and September 30, 2003, and the internally prepared financial statements for the three months ended December 31, 2003, all of which are attached hereto as Schedule 4.10 (the "Financial Statements"). The Financial Statements have been prepared from and are in accordance with the books and records of Seller and present fairly the financial position of Seller as of the dates indicated, and the results of operations for the periods indicated, and are true and correct in all material respects. The Financial Statements have been prepared in conformity with generally accepted accounting principles, consistently applied. Except as set forth in Schedule 4.10 or in the Financial Statements, since December 31, 2003, Seller has not incurred any cost, expense,

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

obligation or liability, whether accrued, absolute, contingent or otherwise, except obligations incurred in the ordinary course of business. Except as reflected on the Financial Statements or the Schedules hereto and except as incurred in the ordinary course of business, Seller has no liabilities or obligations of any kind, known or unknown, whether accrued, absolute, contingent or otherwise.

                  4.11 Licenses and Trademarks. Seller (i) has all permits, approvals, authorizations, consents, licenses, certificates and registrations which are material to the conduct of its business, all of which are valid and in full force and effect in accordance with their terms and all of which are set forth in Schedule 4.11, and (ii) owns or possesses adequate rights to use all trade names, trademarks, and copyrights and all technology, processes, computer programs, know-how and formulae which are material to the conduct of its business and the use thereof does not violate or infringe upon the rights of any other party.

                  4.12 Accounts Receivables. Seller's accounts receivables reflected on the December 31, 2003 balance sheet and all accounts receivables generated thereafter are bona fide receivables, and were generated in the ordinary course of business, are accurately dated and are collectible in full in accordance with their terms. On or prior to the date hereof, Seller has delivered to Buyer an accurate and complete aging schedule of Seller's accounts receivables as of January 1, 2004, which is attached hereto as Schedule 4.12., and shall further provide Buyer with a subsequent list of accurate and complete schedule of accounts receivable as of Monday, March 29, 2004.

                  4.13. Taxes and Tax Returns. Seller has withheld proper and accurate amounts from its employees, compensation in substantial compliance with all withholding and similar provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and any and all other applicable laws, statutes, codes, ordinances, rules and regulations. Seller has not received any notice of assessment or proposed assessment by the Internal Revenue Service or any other taxing authority in connection with any tax returns and there are no pending tax examinations of or tax claims asserted against Seller. Complete copies of the income tax returns of Seller for the three years ending September 30, 2003, as filed with the Internal Revenue Service ("IRS"), are attached hereto as Schedule 4.13.

                  4.14. Agreements. Except for this Agreement and the transactions, instruments, agreements, and documents contemplated under this Agreement, and as listed in Schedule 4.14 or any other Schedule attached hereto, Seller is not a party to any material written or oral: (a) contract with any labor union; (b) contract for the future purchase of fixed assets other than in the ordinary course of business; (c) contracts for the future purchase of materials, supplies or equipment other than in the ordinary course of business;
(d) contract for the employment of any officer, individual employee or other person on a full-time basis or any contract with any person on a consulting basis; (e) bonus, pension, profit-sharing, retirement, stock purchase, stock option, hospitalization, medical insurance or similar plan, contract or understanding in effect with respect to employees or any of them or the employees of others; (f) agreement or indenture relating to the borrowing of money or to the mortgaging, pledging or otherwise placing of a lien on any Assets; (g) guaranty of any obligation for borrowed money or otherwise; (h) lease or agreement under which Seller is lessee of or holds or operates any

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

property, real or personal, owned by any other party; (i) lease, license or other agreement under which Seller is lessor of, or permits any third party to hold or operate any property, real or personal, owned or controlled by it; or
(j) agreement or other commitment for capital expenditures in excess of normal operating requirements; (each of the foregoing being referred to collectively herein as "Contracts"). All Contracts are valid and in full force and effect on the date hereof, and Seller has not breached any material. provision of, or is in default under any material provisions of, any Contract.

                  4.15. Absence of Changes. Except as bet forth in Schedule 4.15 and the transactions contemplated by this Agreement, since December 31, 2003, there has not been: (a) any material adverse change in the financial condition, results of operations, assets, liabilities or business of Seller; (b) any material liability or obligation of any nature whatsoever (contingent or otherwise) incurred by Seller, other than current liabilities or obligations incurred in the ordinary course of business; (c) any Asset made subject to a lien of any kind; (d) any waiver of any valuable and material right of Seller, or the cancellation of any material debt or claim held by Seller; (e) any mortgage, pledge, sale, assignment or transfer of Assets except in the ordinary course of business; (f) any damage, destruction or loss (whether or not covered by insurance) which materially adversely affects or may materially adversely affect the Assets; or (g) any change in the accounting methods or practices followed by Seller.

                  4.16  Employee Benefit Plans.

                        (i) Except as set forth on Schedule 4.16, Seller does not sponsor, maintain, administer or contribute to: (i) any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income
Security Act of 1974 ("ERISA")) (a "Retirement Plan") , (ii) any plan or arrangement providing health (medical, dental or vision), disability, life, accident, legal. aid, dependent care, supplemental unemployment or education benefits; any plan or contract providing for benefits on severance or termination of employment, reduction of hours, change in employment category or similar event; any program providing for paid time off (including holiday pay, sick leave, vacation, leave of absence, disability); any fringe benefit (including company cars) ; or any employee welfare benefit plan (as defined in Section 3(1) of ERISA) not included in the foregoing categories (a "Welfare Plan"), and (iii) any contract, policy or practice relating to employment; any contract, policy or practice providing payments or benefits upon a change in control, management or ownership; any stock option, stock purchase, stock appreciation or stock ownership plan; any bonus, performance or incentive compensation plan; or any contract, policy or practice providing compensation or benefits not included in the foregoing categories or in subsections (i) or (ii) above (a "Benefit Arrangement"). All Retirement Plans, Welfare Plans and Benefit Arrangements sponsored, maintained, administered or, contributed to by the Seller are hereinafter collectively referred to as "Employee Benefit Plans."

                        (ii) Seller has delivered or made available to Buyer true, correct and complete copies, including any and all amendments thereto, of the following (to the extent applicable) : (i) the Plan document and amendments of the Plan document (or, if no written plan document exists, a description thereof), (ii) the current and all prior Summary Plan Descriptions and any employee communications describing the terms or operations of the Plan, (iii) the three most recently filed Form 5500s including all schedules thereto and any

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

related accountant's  reports, (iv) the determination letters issued by the IRS,
(v) the three most recent actuarial valuations (in the case of a defined benefit plan) or most recent allocation reports (in the case of a defined contribution plan), (vi) any current or prior collective bargaining agreements or other contracts requiring contributions to such Plan, and (vii) any current or prior employee handbooks or policy manuals which refer to such Plan.

                        (iii) Each Employee Benefit Plan is, and has at all times been, administered, maintained and operated in compliance with its terms and in compliance with the applicable provisions of the Internal Revenue Code, ERISA and all other federal, state and local laws (and all rules and regulations promulgated or proposed thereunder).

                        (iv) Seller has performed all material obligations required to be performed by it by the terms of each Employee Benefit Plan (including, but not limited to, filing all governmental returns or reports on a timely basis), and all contributions or payments deducted by Seller for tax purposes were properly deductible in the year for which such deductions were claimed. Seller has made no non-deductible contributions (within the meaning of Code Section 4972) to any Employee Benefit Plan.

                        (v) Each Retirement Plan that is or was intended to constitute a qualified plan under Section 401(a) of the Code is, and has at all. times been, qualified, in form and operation, under Section 401(a) of the Code and is the subject of a favorable determination letter from the IRS.

                  4.17. Compensation Arrangements. Schedule 4.17 contains a correct list setting forth the names of all persons who are employed by Seller, together with (i) a statement of the current rate of pay (to the extent ascertainable) to or in respect of each such person for services rendered or to be rendered in the current year and the basis therefor, (ii) an indication of the method by which each is compensated (e.g. salary plus commission, straight commission, draw against commission), (iii) their job descriptions, union affiliation, and a list of any employment or other agreements pursuant to which such compensation was or is to be paid (copies of which have been made available to Seller), and (iv) the names and titles of all directors and officers of Seller.

                  4.18 Consents, etc. Except as described in Schedule 4.18, no consent, authorization, order or approval of, or filing or registration with, any governmental commission, board or other regulatory body or any other person or entity is required for or in connection with the execution or delivery of this Agreement by Seller or the consummation by Seller of the transactions contemplated hereby.

                  4.19 Environmental Laws. Any and all permits, licenses and other authorizations which are required under federal, state, local, or other laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land, or otherwise relating to the
manufacture,   processing,  distribution,  use,  treatment,  storage,  disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes ("Environmental Laws") have been obtained by Seller in

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respect of the business currently  conducted by it. Seller is in compliance with all terms and conditions of the required permits, licenses and authorizations in connection with the business conducted by it, and is also complying, with all
other   limitations,    restrictions,   conditions,   standards,   prohibitions,
requirements, obligations, schedules and timetables contained in those laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder. There have
been  no  past  or  present  events,  conditions,   circumstances,   activities,
practices, incidents, actions or plans of Seller which would interfere with or prevent continued compliance, or which may give rise to any common law or statutory legal liability or obligation, or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic material or waste material.

                  4.20 Insurance. Schedule 4.20 contains a true, complete and correct list of all insurance policies in force in which Seller is named as an insured, and for which Seller has paid any premium, and which insure any of the Assets or the Premises, or cover any liabilities of the business, and states for each such policy the name of the insurer, type and amount of coverage, deductible amounts, if any, expiration date and the annual premium amount. Such policies are in full force and effect and all premiums with respect to such policies are currently paid.

                  4.21 Related Party Obligations.Except as set forth on Schedule 4.21, Seller has no obligation, liability or commitment (contingent or otherwise) to or from any past or present officer, director, or shareholder or any party related to, controlling, controlled by or under common control with any of the foregoing.

         5. Representations and Warranties of Buyer: In order to induce the Seller to enter into this Agreement and in consideration of the agreement by the Seller to sell the Assets, the Buyer represents and warrants to the Seller that:

                  5.1 The Buyer has the power and authority to execute, deliver and perform this Agreement and the other documents and instruments contemplated hereby. The execution, delivery and performance of this Agreement and the documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by Buyer. This Agreement, and each of the other agreements, documents and instruments to be executed and delivered by Buyer have been duly executed and delivered by and constitute the valid and binding obligation of Buyer enforceable against Buyer in accordance with their terms.

                  5.2 Neither the execution and delivery of this Agreement and the other documents and instruments contemplated hereby, the consummation of the transactions contemplated hereby or thereby, nor the performance of this Agreement and such other agreements in compliance with the terms and conditions hereof and thereof will (i) conflict with or result in any breach of any trust agreement, certificate of incorporation, bylaw, judgment, decree, order, statute or regulation applicable to Buyer, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, (iii) result in a breach of or default (or give rise to any right of termination, cancellation or acceleration) under any law, rule or regulation or any judgment, decree, order, governmental permit, license or order or any of the terms, conditions or provisions of any mortgage, indenture, note, license, agreement or other instrument to which Buyer is a party, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer.

                  5.3 Neither the execution and performance of this Agreement or the other agreements executed by the Buyer in accordance with the terms hereof, nor the consummation of the transactions contemplated hereby and thereby, will violate any provisions of law, any order of any court or other agency or government, or any ordinance, indenture or agreement to which the Buyer is a party which would materially impair the Buyer's ability to consummate the transactions contemplated hereby.

         6. Conditions Precedent to Obligations of the Buyer: The obligation of the Buyer to purchase and pay for the Assets and to consummate the other transactions contemplated hereby is subject to the satisfaction, or the waiver of any or all thereof by the Buyer at the Closing, of the following.

                  6.1 The representations, warranties and covenants of the Seller and Abel contained in this Agreement or otherwise made in writing in connection with the transactions contemplated by this Agreement shall be true and correct in all material respects on and as of the date of Closing with the same force and effect as though such representations, warranties and covenants have been made on and as presentations, warranties and covenants have been made on and as of such date.

                  6.2 Receipt of Bill of Sale of all the assets enumerated in Paragraph 1, which said Bill of Sale shall contain the usual covenants and warranties of title and which shall transfer title to such assets to the Buyer free of encumbrances.

                  6.3 The Seller shall have delivered all of the resolutions, certificates, documents and instruments required by this Agreement.

                  6.4 At the time of the execution of this Agreement, Abel and JAD Associates, LLC, a Pennsylvania limited liability corporation ("JAD"), and an affiliate of Buyer, shall enter into an agreement of sale for the real property owned by Abel located at 13 Logan Street, New Bedford, Massachusetts ("Premises"). The Purchase Price for the Premises shall be Four Hundred Twenty-five Thousand ($425,000.00) Dollars cash, and the Closing shall take place on April 1, 2004 at 10:00 a.m., and at the same time of the Closing for this Agreement with Car-Bon, Inc. The agreement of sale shall, among other things, contain a financing contingency, require a minimal deposit of Five Thousand ($5,000.00) Dollars, and shall set forth agreed upon representations and warranties.

                  6.5 Seller and Abel shall have performed all covenants and agreements to be performed by each of them on or before Closing pursuant to the terms of this Agreement.

                  6.6 The Buyer shall be satisfied in all respects with the results of its pre-Closing due diligence of the business and the premises conducted in accordance with Paragraph 4.8 of this Agreement, including the Phase I Report referred to in Paragraph 7.3 herewith.

                  6.7 Closing of the Purchase and Sale of the Premises shall have concurrently occurred under the Agreement of Sale for the Premises.

         7. Conditions Precedent to Obligations of the Seller: The obligation of the Seller to transfer the Assets and to consummate the other transactions contemplated hereby is subject to the satisfaction, or the waiver of any or all thereof by the Buyer at the Closing, of the following:

                  7.1 The representations, warranties and covenants of the Buyer contained in this Agreement or otherwise made in writing in connection with the transactions contemplated by this Agreement shall be true and correct in all material respects on and as of the date of Closing with the same force and effect as though such representations, warranties and covenants have been made on and as of such date.

                  7.2 The Buyer shall have performed and complied with, all agreements contained herein required to be performed or complied with by it prior to or at the date of Closing, and the Buyer shall have delivered a certificate to the Seller, in form and substance satisfactory to the Seller to such effect.

                  7.3  Seller   shall  have   ordered   and  has   selected   an
environmental engineering firm to conduct a Phase I Environmental Site Assessment, which assessment is satisfactory to Buyer. The Buyer and Seller shall spilt the cost of the assessment.

                  7.4  Moro Corporation shall have executed the guaranty.

                  7.5 The Buyer shall have delivered the Purchase Price, the Note, and all of the resolutions, certificates, documents and instruments required by this Agreement.

         8. Closing Documents.

                  8.1 At the Closing, the Seller will deliver to the Buyer the following, all documents in form and substance reasonably satisfactory to the
Buyer:

                        (a) A Bill of Sale duly executed by Seller  transferring
to  the  Buyer  the   Seller's   title  to  the  Assets   consistent   with  the
representations and warranties contained in Paragraph 3; and

                        (b) A Certificate of the Clerk or Assistant Clerk of Seller with respect to the incumbency of officers and votes to the elect that Seller was duly and validly authorized to enter into this Agreement and execute, and deliver any and all documents, instruments or agreements and to do and perform any and all other things in furtherance of the transactions contemplated hereby; and

                        (c) Letters of Good Standing issued by the Secretary of the Commonwealth of Massachusetts and a letter from Seller's Accountants verifying that all Tax Returns and payments, due prior to Closing, have been filed and paid.

                  8.2 At the Closing, the Buyer will deliver to the Seller the following, all documents in form and substance reasonably satisfactory to the Seller and Seller's counsel:

                        (a) The Purchase Price as provided in Paragraph 2;

                        (b) The Note duly executed by Buyer; and

                        (c) The Guaranty executed by Moro Corporation.

                  8.3 At the Closing, Abel shall deliver to the Buyer his Agreement Not To Compete with the Buyer for a period of five (5) years following the Closing and within a one hundred (100) mile radius of the City of New Bedford. The Non-Compete Agreement shall provide that Buyer shall pay to Abel the aggregate sum of Fifteen Thousand ($15,000.00) Dollars, to be paid to Abel by the delivery of Buyer's Promissory Note (the "Note"). The principal shall be payable in three (3) equal annual installments commencing on the first anniversary of the Closing. The Agreement Not To Compete shall also be executed and delivered by Seller. The Note will bear interest on the unpaid principal balance outstanding thereunder at the rate of five (5%) percent per annum, with interest paid semiannually. Principal and interest, if not sooner paid, shall be due and payable on the first day of the thirty-sixth (36) month next following the date of Closing. The Note may be prepaid at any time, in whole or in part, without penalty. The Note will be guaranteed by Moro Corporation, the sole stockholder of Buyer. Abel shall also execute and deliver to Buyer a Consulting Agreement providing that he shall act as a consultant to Buyer for a three (3) month period following Closing at the rate of Sixty ($60.00) Dollars per hour. During month one of the agreement, Abel shall provide up to seventy-five (75) hours of consulting services, and during months two and three, he shall provide up to thirty (30) hours of consulting services. The consulting services shall be performed at Seller's place of business unless the parties agree that Abel's duties can be performed at time other location.

         9. Conduct of Business: Seller agrees that throughout the period from and including the execution of this Agreement through and including the date of Closing, it will:

                  9.1 Use its best efforts to conduct the Business substantially in the manner in which the Business has previously been conducted.

                  9.2 Not take any action which is not in the ordinary course of its business, except insofar as that action is taken to satisfy the express condition of this Agreement.

                  9.3 Use its best efforts to preserve its business organization intact, to preserve the Seller's present relationships with suppliers, customer and others having business relationships with the Seller.

                  9.4 Not take any action or fail to take any action, as the case may be, the result of which would be to prevent Seller from selling the Assets to Buyer or otherwise prevent Seller from performing its obligations under this Agreement or any of the other documents and agreements, which may be necessary to effectuate the purposes of this Agreement.

                  9.5 Abel shall not transfer, assign, encumber, hypothecate, sell, or transfer any interest whatsoever in any of the capital stock of Seller, or in or to the Premises.

         10. Adjustments: All costs for personal property taxes, etc. to the date of the Closing which may constitute a lien upon the Assets, as applicable, or any other accruals assumed by Buyer, including, but not limited to vacation pay and profit sharing contributions, shall be apportioned as of the date of the Closing. All personal property taxes shall be apportioned, the Seller paying pro rata from July 1, 2003 to the date of Closing with the Buyer paying or assuming the balance of said taxes.

         11. Risk of Loss: Seller shall bear the risk of all loss or damage to the Assets from all causes until the Closing. Seller shall keep and maintain the Assets insured, at its expense, against fire or other casualty in the same amount as they are presently insured.

         12. Termination: Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated (i) by Buyer if the conditions set forth in Section 6 hereof shall not have been complied with or performed in all material respects and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by Seller or Abel on or before 5:00 p.m. on April 6, 2004, provided, however, that such date shall in no event be earlier than five (5) days after Buyer's receipt of the Phase I Report referred to in Section 7.3.; or (ii) by Seller if the conditions set forth in Section 7 hereof shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by Buyer on or before April 6, 2004; or (iii) by Buyer if any time prior to the consummation of Closing if it is not reasonably satisfied with its due diligence investigation of the Assets, or the business of Seller, or the Assets, or to the Premises, at any time after the date hereof. It is understood and agreed that (i) any such termination shall not in and of itself be a breach of this Agreement, and (ii) any such termination shall not limit, extinguish or modify any claim or cause of action which may otherwise exist for a breach of any covenant, warranty, representation or obligation contained herein.

         13. Use of Name: After the Closing, except for purposes of wrapping-up business affairs, the Seller shall not use the name "Whaling City Iron" or any name containing "Whaling".

         14. Brokerage: Neither party to this Agreement has had any contact or any communication in connection with the subject matter of this transaction through any broker or other person who can claim a right to a commission or a finder's fee as a procuring cause of the sale contemplated herein. In the event that any broker or finder perfects a claim for a commission or finder's fee based upon such contract, dealings or communication, the party against whom the broker or finder makes his claim shall be responsible for such commission or fee and all cost and expenses (including reasonable attorneys fees) incurred by the other party in defending against the same.

         15. Buyer's Default: In the event that all Conditions Precedent shall have been satisfied or waived and the Agreement shall not have been terminated, and Buyer shall default in its obligation to purchase the Assets hereunder, the Seller shall have the right to retain the Deposit, such right to be without prejudice to the right of Seller to require specific performance and payment of other or further damages, or to pursue any remedy, legal or equitable, which shall accrue by reason of such default.

         16. Seller's Default: In the event that all Condition Precedent shall have been satisfied or waived and the Agreement shall not have been terminated, and Seller shall default in the performance of this Agreement, the Deposit shall be promptly returned to Buyer, and Buyer may pursue any and all remedies available to it at law or in equity, including but not limited to specific performance.

         17. Further Assurances: Seller agrees that it shall, at any time and from time to time after the date hereof, upon request of Buyer, do, execute, acknowledge and deliver to Buyer all such further acts, assignments, transfers, conveyances, powers of attorney and assurances as may be required for the better assigning, transferring, granting, conveying, assuring and confirming to Buyer, and its successors and assigns, title to the Assets, or for the aiding and assisting in collection or reducing to possession any or all of the Assets.

         18. Notices: All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's addresses set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by telex, telecopy or facsimile transmission, (iii) sent by recognized overnight courier, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid.

         If to Buyer:                      J.M. Ahle Co., Inc.
                                           The Woods
                                           994 Old Eagle School Road, Suite 1000
                                           Wayne, Pennsylvania 19087

         With a copy to:                   Douglas M. Lurio, Esquire
                                           Suite 2340, 2005 Market Street
                                           Philadelphia, PA  19103

         If to Seller:                     Car-Bon, Inc.
                                           13 Logan Street
                                           New Bedford, MA 02740

         With a copy to:                   Walter P. Kalisz, Jr., Esquire
                                           88 Faunce Corner Road
                                           Dartmouth, MA  02747

         If to Burton F. Abel:             627 High Street
                                           Westwood, MA  02090

         With a copy to:                    Walter P. Kalisz, Jr., Esquire
                                            88 Faunce Corner Road
                                            Dartmouth, MA  02747

         All notices, requests, consents and other communications hereunder shall be deemed to have been received (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if made by telex, telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered or certified mail, on the fifth business day following the day such mailing is made.

         19. Construction of Agreement: This Agreement has been executed in one or more counterparts, each of which shall be deemed to be original. This Agreement shall he binding upon and inure to the benefit of the parties hereto and their respective heirs, administrators, executors, successors, and assigns, provided, however, no party to this Agreement may assign any of its rights under this Agreement without the prior written consent of all other parties hereto. This Agreement may not be amended or modified except pursuant to a written instrument executed by both Buyer and Seller. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and is subject to no other understandings, conditions or agreements other than those expressly stated herein. The parties further agree that this Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

         20.   Indemnification.

                  A. From and after the date hereof, Seller and Abel, jointly and severally, agrees to indemnify against, and to protect, save and keep Buyer and its officers, directors, shareholders, agents, employees, and affiliates and their successors and assigns (jointly and severally, an "Seller Indemnified Party") harmless from, and to assume liability for, payment of all liabilities, obligations, losses, damages, penalties, interest, claims, actions, suits, judgments, settlements, charges, out-of-pocket costs, expenses and disbursements (including reasonable costs of investigation, and reasonable fees of attorneys, accountants and expert witnesses) of whatsoever kind and nature that may be imposed on or incurred by a Seller Indemnified Party as a consequence of or in connection with any claims, suits, demands, threats, causes of actions, obligations, debts, liability, or damages whatsoever, (i) arising or incurred by Seller prior to or after the Closing unless Buyer has assumed such obligation or liability in this Agreement, or (ii) arising in whole or in part by reason of the performance or non-performance of the terms of this Agreement or any breach of any representation, warranty, or covenant in this Agreement or any certificate or document furnished pursuant hereto by Seller or Abel, or (iii) by reason of or the result of the operation by any person or entity of the business of Seller prior to the Closing unless assumed by Buyer, or (iv) by reason of or the result of any asserted or actual violation by Seller of any Environmental Law with respect to facts or circumstances existing as of Closing in connection with the business of Seller or the Assets, or in connection with the Premises.

                  B. From and after the date hereof, Buyer agrees to indemnify against, and to protect, save and keep Seller, Abel, and their officers, directors, shareholders, agents, employees, and affiliates and their successors and assigns(jointly and severally, a "Buyer Indemnified Party") harmless from, and to assume liability for, payment of all liabilities, obligations, losses, damages, penalties, interest, claims, actions, suits, judgments, settlements, charges, out-of-pocket costs, expenses and disbursements (including reasonable costs of investigation, and reasonable fees of attorneys, accountants and expert witnesses) of whatsoever kind and nature that may be imposed on or incurred by a Seller Indemnified Party as a consequence of or in connection with any claims, suits, demands, threats, causes of actions, obligations, debts, liability, or damages whatsoever, (i) arising or incurred by a Buyer indemnified Party prior to or after the Closing solely to the extent, if any, that Buyer has expressly assumed such obligation or liability in this Agreement, or (ii) arising in whole or in part by reason of the performance or non-performance of the terms of this Agreement or any breach of any representation, warranty, or covenant in this Agreement or any certificate or document furnished pursuant hereto by Buyer, or
(iii) any liability arising from events or circumstances relating to the Assets arising from and after the date of Closing or the conduct of the Business by Buyer from and after the date of Closing.

         21. Buyer's Acknowledgement: Notwithstanding anything contained in this Agreement to the contrary or which might be construed to the contrary, Buyer acknowledges and agrees that (i) the Assets shall be sold to Buyer "AS IS", (ii) Buyer has been and is being given full and ample opportunity to inspect the Assets, including without limitation, the inventories and accounts receivable, as well as accounts payable of the Seller and is, or prior to the Closing will be, satisfied with the condition of the Assets and the Business, (iii) Seller shall have no responsibility whatsoever for any failure by Buyer to have taken full advantage of such opportunity, (iv) Buyer has not been influenced to enter into this transaction nor is Buyer relying upon any representations, warranties or other statements, whether verbal or in writing, and whether made by Seller or any person acting or purporting to act on Seller's behalf, in connection with the Assets and/or the Business and the transactions contemplated hereunder, except as provided in this Agreement, and (v) Buyer further acknowledges and agrees that Buyer is relying solely upon its own independent inspection and examination of the Assets, valuation and condition of the inventories, and other related economic matters. Notwithstanding anything set forth in this Section to the contrary, nothing in this Section should affect, limit or modify any of the representations or warranties of Seller or Abel set forth in this Agreement, or any indemnification obligations set forth in Section 20.A. hereof.

         22. Seller's Liabilities: Except for the agreed upon accounts payable, assumed by Buyer and reflected as part of the Purchase Price, Buyer shall not, by reason of this Agreement or for any other reason, be liable or assume liability for any of Seller's indebtedness, obligations or liabilities whether secured or unsecured, known or unknown, direct or indirect, liquidated or unliquidated, choate or inchoate of whatever kind or nature, including without limitation, any indebtedness, obligations or liabilities (i) relating to federal and state income taxes, including those resulting from this transaction, (ii) liability for allowances to customers, vendors or suppliers, (iii) relating to any other accounts payable of Seller and (iv) to its employees; provided, however, Seller shall have no responsibility for (i) vacation, or other paid days off of its employees which are taken after the Closing, provided, that any liability for accrued vacation pay as of the date of Closing shall be accrued as a credit against the purchase price, or (ii) any claims for health plan or other fringe benefits arising subsequent to the Closing.

         23. Expenses: Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

         24. Survival of Representations and Warranties, and Remedies: All representations and warranties contained in this Agreement shall (a) survive the Closing and any investigation at any time made by or on behalf of any party and
(b) shall expire on the date two (2) years following the Closing. If an indemnified party delivers to an indemnifying party before expiration or a representation or warranty, either a claim notice based upon a breach of such representation or warranty, or a notice that, as a result of a legal proceeding instituted by or written claim made by a third party, the party reasonably expects to incur Damages as a result of a breach of such representation or warranty, then such representation or warranty shall continue to survive, but only for the purposes of the matter(s) specified in such notice, beyond the date which is two (2) years following the Closing until the resolution of the matter(s) covered by such notice, provided that such notice specifies in reasonable detail each alleged breach of representation or warranty.

         25. Health Insurance Arrangement: Burton F. Abel, at his option and cost, will be included in the Group Health Insurance Plan for "New Whaling", provided his inclusion is allowed by the insurance carrier.

         26. Publicity: At any time prior to the Closing, no party shall issue any press release or otherwise make any public statement with respect to the execution of, or the transactions contemplated by this Agreement without the prior consent of the other party, except as may be required by law or in connection with Buyer's obtaining financing.

         27. Confidentiality: Each party acknowledges and agrees that any information or data it has acquired from the other party, not otherwise properly in the public domain, was received in confidence. Each party hereto agrees not to divulge, communicate or disclose except as may be required by law or for the performance of this Agreement (including obtaining financing and conducting due diligence), or use to the detriment of the disclosing party or for the benefit of any other person or persons, or misuse in any way, any confidential information of the disclosing party concerning the subject matter hereof, including any trade or business secrets of the disclosing party and any technical or business materials that are treated, by the disclosing party as confidential or proprietary, including without limitation information (whether in written, oral or machine-readable form) concerning: general business operations; methods of doing business, servicing clients, client relations, and of pricing and charges for services and products; financial information, including costs, profits and sales; marketing strategies; business forms developed by or for the disclosing party, names of suppliers, personnel, customers, clients and potential clients; negotiations or other business contacts with suppliers, personnel, customers, clients and potential clients; form and content of bids, proposals and contracts: the disclosing party's internal reporting methods; technical and business data, documentation and drawings; software programs, however embodied; manufacturing processes; inventions; diagnostic techniques; and information obtained by or given to the disclosing party about or belonging to third parties. If the transaction contemplated by this Agreement is not consummated, then each party will promptly return all information or data received from the other party including, without limitation, all memoranda, notes, records, reports, schedules and other documents (and all copies thereof) relating to that party's business and finances which were obtained by the other party during the course of said party's review and due diligence. If Closing occurs, the provisions of this Section shall not apply to Buyer but shall nevertheless continue to apply to Seller and Abel.

         28. Noninterference: For a period of two (2) years after the date of Closing, neither Seller nor Burton F. Abel shall, directly or indirectly, without the express written consent of Buyer (i) solicit or encourage any former employee of Seller to leave the employment of Buyer, or hire any employee of Buyer or (ii) encourage any consultant or independent contractor to cease to work for Buyer.

         IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument on the 23 day of March, 2004.


Witnessed By:                             CAR-BON, INC.



/S/ Illegible                          By /S/ Burton F. Abel, President
------------------------------            -----------------------------
                                          Burton F. Abel, President



/S/ Illegible                             /S/ Burton F. Abel
------------------------------            ------------------
                                          Burton F. Abel


                                          J.M.   AHLE   CO., INC.



/S/ Illegible                          By:/S/ David W. Menard
------------------------------             -------------------
                                          David W. Menard, Chairman

                                   Exhibit "A"


Item # and Description                                             OLV            Agreed Value
----------------------                                             ---            ------------

1.   110 steel bar racks and 8 steel sheet racks                 5,000.00            6,500.00
2.   Magnetic drill (2)                                          1,500.00            2,200.00
3.   Gensco Alligator Shear, m/n 5241                            4,000.00            5,000.00
4.   HEM vertical saw, m/n VIOULMZ, 541597                       7,500.00            9,000.00
     (purchased 1997)
5.   Gensco straight line bender, m/n 555                        1,500.00            3,000.00
     (purchased 1999)
6.   Paddington bender #11                                       3,500.00            4,000.00
7.   Steel racks                                                10,000.00           25,000.00
     350 - FAB bar  racks  with  keyway
     6 - 10 tier  sheet  racks
     6 - 4 tier
     structural racks
8.   1996 Nissan 4 - ton forklift, m/n BGF03-AYOU,               9,500.00           12,000.00
     920453
9.   1982 4 - ton forklift, m/n P8000, 261                       4,500.00            6,000.00
10.  1996 Ford diesel with bed, m/n LN8000,                     11,500.00           14,000.00
     320,000 miles
11.  1995 Ford diesel with bed, m/n CF7000,                     10,000.00           12,000.00
     120,200 miles
12.  1999 Sterling diesel with bed, m/n L7501,                  28,500.00           28,500.00
     143,514 miles
13.  Straight line burning machine                                 500.00            2,200.00
14.  Friction saws (2)                                             300.00              500.00
15.  Office equipment including:  computer, fax machine,         3,500.00            5,000.00
      copy machine, desks, file cabinets, drafting table



                                  Exhibit "B"
                                   -----------

                          ALLOCATION OF PURCHASE PRICE
                          ----------------------------

         1. The  purchase  price of the property to be conveyed as described in the Purchase and
    Sale Agreement is Seven Hundred Eighty-nine Thousand Nine Hundred ($789,900.00) Dollars.

         2.  The allocation of the purchase price is as follows:

         a.  Accounts Receivable (as of 1/23/04) To be adjusted and              $ 270,000.00
              estimated as of the Closing and to be finalized pursuant
              to the Closing Balance Sheet.

         b. The Inventory and supplies (as of 1/23/04) To be adjusted and          175,000.00
             estimated as of the Closing and to be finalized pursuant
             to the Closing Balance Sheet.

         c.  The Machinery and Equipment and Office Equipment listed in
             Schedule "A" of the Asset Purchase Agreement (fixed assets)           134,900.00

         d. Goodwill and other intangibles, the telephone number, logos and        210,000.00
             service marks, use of name "Whaling City Iron" and the customer and vendor lists

         TOTAL:                                                                  $ 789,900.00
         -----

         e. Accounts Payable (as of 1/23/04)  Accounts payable shall reflect any  (173,000.00)
            and all  liabilities to be assumed by Buyer and all such liabilities shall be pro-rated as of the date of Closing

         f.  Burton F. Abel's Covenant Not to Compete                               15,000.00



                                                   Schedule 4.9
                                                   ------------

         None

                                                   Schedule 4.10
                                                   -------------


         Previously submitted to Buyer.

                                                   Schedule 4.11
                                                   -------------

         None

                                                   Schedule 4.12
                                                   -------------

         Buyer acknowledges receipt of the complete aging schedule of Seller's accounts receivable as of December 31, 2003. Seller will further provide Buyer an updated list of the same as of Monday, March 29, 2004

                                                   Schedule 4.13
                                                   -------------

         Previously submitted to Buyer.

                                                   Schedule 4.14
                                                   -------------

         Profit-sharing Plan has been submitted to Buyer.

         Medical and Hospitalization Plan has been submitted to Buyer.

                                                   Schedule 4.15
                                                   -------------

         None

                                                   Schedule 4.16
                                                   -------------

         See schedule 4.14.



                                                              Schedule 4.17
                                                              -------------

              Name           Rate of Pay             Method   Job Description          .
         -------------------------------------------------------------------------------

         Burt Abel, Sr.      $110,000.00+            Salary            President
         Burt Abel, Jr.      $50,000.00+             Salary            Vice President Sales
         Thomas Richardo     $48,000.00+             Salary            General Manager
         Robert Hart         $16.00/hour             Hourly            Warehouse Forman
         Louise Sharkey      $31,700.00              Salary            Office Manager
         Douglas Schultz     $31,900.00              Salary            Inside Sales and Purchasing
         Robert Gonsalves    $10.00/hour Hourly      Warehouse Person
         Ronald Ponte        $11.50/hour Hourly      Driver
         Shawn Monteiro      $10.00/hour Hourly      Warehouse Person










         Names and titles of of all directors and officers of Car-Bon, Inc. d/b/a Whaling City Iron
         ------------------------------------------------------------------------------------------

         Burton F. Abel                                       President and Director
         Ana A. LeBlanc                                       Treasurer
         Burton F. Abel, Jr.                                  Clerk







                                                              Schedule 4.18
                                                              -------------


         None

                                                              Schedule 4.19
                                                              -------------


         None

                                                   Schedule 4.20
                                                   -------------


         All existing insurance policies in which the Seller is named as an insured have been submitted to Buyer.

                                                   Schedule 4.21
                                                   -------------


         None